Exhibit 99.1

American Software Reports Preliminary Third Quarter of Fiscal Year 2015 Results

ATLANTA--(BUSINESS WIRE)--February 26, 2015--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the third quarter of fiscal 2015. The Company has delivered 56 consecutive quarters of profitability.

Key third quarter financial metrics:

  Total revenues for the quarter ended January 31, 2015 were $25.8 million, an increase of 6% over the comparable period last year.
  Software license fee revenues for the quarter ended January 31, 2015 were $4.3 million, a decrease of 13% compared to the same period last year.
  Services and other revenues for the quarter ended January 31, 2015 increased 15% to $11.7 million compared to $10.2 million for the same period last year.
  Maintenance revenues for the quarter ended January 31, 2015 were $9.8 million compared to $9.3 million, an increase of 6% over the same period last year.
  Operating earnings for the quarter ended January 31, 2015 were $2.4 million, a decrease of 33% compared to the same period last year.
  GAAP net earnings for the quarter ended January 31, 2015 were $2.8 million or $0.10 per fully diluted share, an increase of 15% compared the same period last year.
  Adjusted net earnings for the quarter ended January 31, 2015, which excludes stock-based compensation expense, amortization of acquisition-related intangibles and discrete tax adjustments, were $2.0 million or $0.07 per fully diluted share compared to $2.8 million or $0.10 per fully diluted share for the same period last year, which excluded stock-based compensation expense and amortization of acquisition-related intangibles.
  Adjusted EBITDA was $4.2 million for the quarter ended January 31, 2015 compared to $4.4 million for the quarter ended January 31, 2014. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

Key fiscal 2015 year to date financial highlights:

  Total revenues for the nine months ended January 31, 2015 were $75.3 million, a 1% increase over the comparable period last year.
  Software license fees for the nine-month period were $11.7 million, a 19% decrease compared to the same period last year.
  Services and other revenues increased 4% to $34.4 million compared to $33.1 million the same period last year.
  Maintenance revenues were $29.1 million, a 7% increase over the comparable period last year.
  For the nine months ended January 31, 2015, the Company reported operating earnings of approximately $5.9 million, a 48% decrease over the same period last year.
  GAAP net earnings were approximately $5.6 million or $0.19 per fully diluted share for the nine months ended January 31, 2015, a 29% decrease compared to $7.8 million or $0.28 per fully diluted share for the same period last year.
  Adjusted net earnings for the nine months ended January 31, 2015, which excludes stock-based compensation expense, amortization of acquisition-related intangibles and discrete tax adjustments, were $5.3 million or $0.19 per fully diluted share, compared to $8.7 million or $0.31 per fully diluted share for the same period last year, which also excluded stock-based compensation expenses and acquisition-related amortization of intangibles.
  Adjusted EBITDA was $11.4 million for the nine months ended January 31, 2015 compared to $14.3 million for the nine months ended January 31, 2014. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

The Company is including EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with cash and investments of approximately $71.0 million as of January 31, 2015. During the third quarter of fiscal 2015, the Company repurchased approximately 36,000 shares of its common stock for an average price of $8.89 per share for a total of approximately $320,000 under its authorized stock repurchase program and paid approximately $2.8 million in dividends. On February 11, 2015 we announced that our Board of Directors declared a quarterly dividend of $.10 per share payable to the Class A and Class B Common Shareholders of record at the close of business on May 8, 2015. The dividend will be paid on or about May 22, 2015.

“As more customers select to leverage our solutions via Software as a Service (SaaS), we are transitioning revenue recognition to span the contract term compared to our traditional perpetual software licensing model which records license fees during the period of contract execution. During the quarter we closed two large contracts, one SaaS and one deferred ratable license fee revenue that will require the revenue to be spread over the life of the contract period,” said Mike Edenfield, president and CEO of American Software. “At the end of the current quarter, we had over $1.5 million in deferred SaaS revenue compared to approximately $100,000 of deferred SaaS revenue during the same period last year. We also had over $2.0 million in deferred ratable license fee revenue compared to $1.1 million during the same period last year.”

“We believe companies are beginning to invest more strategically as they strive to better manage supply chain operations across their increasingly complex global networks. This translates into competitive evaluations that span a broader footprint of our software and services solutions including cloud and managed services,” continued Edenfield. “We remain optimistic about the quarters ahead and continue to invest aggressively in our product portfolio and employees.”

Additional highlights for the third quarter of fiscal 2015 include:

Customers & Channels

  Notable new and existing customers placing orders with the Company in the third quarter include: Apex Tool Group, Brightstar US, Lindt & Sprungli, Productos Metalurgicos S.A. Promesa, Santa Maria AB, and The Men’s Warehouse.
  During the quarter, software license agreements were signed with customers located in the following eight countries: Australia, Canada, the Dominican Republic, Ecuador, France, Sweden, the United Kingdom, and the United States.
  Logility, a wholly-owned subsidiary of the Company, announced Connections 2015, its customer conference, will be held at the Hard Rock Hotel in San Diego, CA September 15 – 17, 2015. Connections 2015: The Voice of Supply Chain Success, will bring together the expertise of Logility customers, industry experts and supply chain thought leaders for three days to share and leverage their best practices.
  NGC Software, a wholly-owned subsidiary of the Company, announced Lord Daniel Sportswear is implementing NGC’s fashion ERP solution to manage its growing specialty apparel business. Lord Daniel Sportswear will benefit from the many features of NGC's ERP, including flexible reporting, easy data drill-down, improved order entry and more.
  NGC Software announced KCARC, an organization committed to improving the lives of individuals with disabilities in Indiana, will implement the NGC Shop Floor Control platform to help manage its apparel manufacturing process. NGC’s Shop Floor Control will provide KCARC real-time labor and production reporting, optimize on-time completions, evaluate plant workload, determine capacity needs, track employee performance, and calculate complex incentive payroll.
  Antigua Group selected NGC Software’s PLM and Supply Chain Management solutions to help streamline the designer’s workflows, enhance collaboration, and improve its overall design and production efficiency. The Antigua Group will deploy NGC’s software to manage the entire product lifecycle from costing and testing through to quality management and shipment tracking.

Company & Technology

  Logility Inc., a wholly-owned subsidiary of the Company, announced the availability of Logility Retail Optimization V5.4 during the quarter. The latest release extends the value of an integrated retail and supply chain platform delivering new merchandise planning views, extended allocation functionality and robust assortment planning capabilities. The announcement also marks the inclusion of Logility Voyager Solutions’ advanced analytics into Retail Optimization.
  As a sponsor of the report, Logility announced the availability of Boston Retail Partners’ 2014 Annual Merchandise Planning and Allocation Survey results. The research found best-of-breed solutions, such as Logility Voyager Solutions, offer a significant opportunity for retailers to evolve and better support their omni-channel strategies.
  During the quarter, Logility and NGC Software announced RIS News named each a Top 20 Retail Software Provider in its annual RIS News Leaderboard. Logility Voyager Solutions was named number one in Ease of Maintenance and Administration by Tier One Retailers and the company was highlighted as a Retail Software Provider on the Rise. NGC Software received number one rankings in several categories including Customer Satisfaction, Quality of Support, Quality of Service, and Overall Performance by Tier One Retailers.
  Logility was named a Top 100 Technology Provider for the 11th consecutive year by the editors of Food Logistics magazine. Logility was recognized for its long-proven track record of helping companies in the food and beverage industry reduce their supply chain costs, drive enhanced visibility and profitably to grow their business.

About American Software, Inc.

Atlanta-based American Software (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of collaborative solutions to optimize the supply chain. Logility Voyager Solutions™ is a complete supply chain and retail optimization solution suite that features a performance monitoring architecture and provides supply chain visibility; demand, inventory and replenishment planning; Sales and Operations Planning (S&OP); supply and inventory optimization; manufacturing planning and scheduling; retail merchandise planning and allocation; and transportation planning and management. Logility customers include Abercrombie & Fitch, Big Lots, Parker Hannifin, Verizon Wireless, and VF Corporation. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers supply chain solutions to small and midsized manufacturers, distributors and retailers. Demand Management’s Demand Solutions® suite is widely deployed and globally recognized for forecasting, demand planning and point-of-sale analysis. Demand Management serves customers such as AutomationDirect.com, Campbell Hausfeld and Lonely Planet. New Generation Computing® (NGC®), a wholly-owned subsidiary of American Software, is a leading provider of PLM, supply chain management, ERP and product testing software and services for brand owners, retailers and consumer products companies. NGC customers include A|X Armani Exchange, Aeropostale, Billabong, Carter’s, Casual Male, Hugo Boss, Jos. A. Bank, FGL Group, Athletica, Marchon Eyewear, and Swatfame. For more information about American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, continuing global economic uncertainty, the timing and degree of business recovery, unpredictability and the irregular pattern of future revenues, dependence on particular market segments or customers, competitive pressures, delays, product liability and warranty claims and other risks associated with new product development, undetected software errors, market acceptance of the Company’s products, technological complexity, the challenges and risks associated with integration of acquired product lines, companies and services, as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company's current Form 10-K and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc.; Demand Solutions is a registered trademark of Demand Management, Inc.; and NGC and New Generation Computing are registered trademarks of New Generation Computing, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
	2015	2014	Pct Chg.	2015	2014	Pct Chg.
Revenues:
License	$4,338	$5,002	(13%)	$11,718	$14,412	(19%)
Services & other	11,662	10,167	15%	34,448	33,057	4%
Maintenance	9,839	9,258	6%	29,107	27,207	7%
Total Revenues	25,839	24,427	6%	75,273	74,676	1%

Cost of Revenues:
License	1,989	727	174%	5,488	3,122	76%
Services & other	8,792	7,695	14%	25,130	23,916	5%
Maintenance	2,209	2,042	8%	6,365	5,994	6%
Total Cost of Revenues	12,990	10,464	24%	36,983	33,032	12%
Gross Margin	12,849	13,963	(8%)	38,290	41,644	(8%)
Operating expenses:
Research and development	3,482	3,100	12%	10,334	8,845	17%
Less: capitalized development	(879)	(762)	15%	(1,725)	(2,403)	(28%)
Sales and marketing	4,540	5,032	(10%)	13,758	14,444	(5%)
General and administrative	3,153	2,882	9%	9,529	9,106	5%
Provision for doubtful accounts	71	47	51%	178	(37)	nm
Amortization of acquisition-related intangibles	107	125	(14%)	299	375	(20%)

Total Operating Expenses	10,474	10,424	0%	32,373	30,330	7%
Operating Earnings	2,375	3,539	(33%)	5,917	11,314	(48%)
Interest (Loss) Income & Other, Net	(80)	198	nm	715	659	8%
Earnings Before Income Taxes	2,295	3,737	(39%)	6,632	11,973	(45%)
Income Tax (Benefit)/Expense	(546)	1,260	nm	1,082	4,210	(74%)
Net Earnings	$2,841	$2,477	15%	$5,550	$7,763	(29%)
Earnings per common share: (1)
Basic	$0.10	$0.09	11%	$0.20	$0.28	(29%)
Diluted	$0.10	$0.09	11%	$0.19	$0.28	(32%)

Weighted average number of common shares outstanding:
Basic	28,239	27,686		28,247	27,499
Diluted	28,554	28,187		28,580	27,972

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AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
	2015	2014	Pct Chg.	2015	2014	Pct Chg.
NON-GAAP EBITDA:
Net Earnings (GAAP Basis)	$2,841	$2,477	15%	$5,550	$7,763	(29%)
Income tax expense	(546)	1,260	nm	1,082	4,210	(74%)
Interest Income & Other, Net	80	(198)	nm	(715)	(659)	8%
Amortization of intangibles	1,159	170	582%	3,419	1,109	208%
Depreciation	314	265	18%	892	788	13%
EBITDA (earnings before interest, taxes, depreciation and amortization)	3,848	3,974	(3%)	10,228	13,211	(23%)

Stock-based compensation	385	382	1%	1,179	1,081	9%
Adjusted EBITDA	$4,233	$4,356	(3%)	$11,407	$14,292	(20%)

EBITDA , as a percentage of revenues	15%	16%		14%	18%

Adjusted EBITDA , as a percentage of revenues	16%	18%		15%	19%

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
	2015	2014	Pct Chg.	2015	2014	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$2,841	$2,477	15%	$5,550	$7,763	(29%)
Discrete Tax Adjustments	(1,217)	-	nm	(1,217)	-	nm
Amortization of acquisition-related intangibles (2)	78	83	(6%)	197	243	(19%)
Stock-based compensation (2)	282	253	11%	778	700	11%
Adjusted Net Earnings	$1,984	$2,813	(29%)	$5,308	$8,706	(39%)

Adjusted non-GAAP diluted earnings per share	$0.07	$0.10	(30%)	$0.19	$0.31	(39%)
(1) -

Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.10 and $0.20 for the three and nine months ended January 31, 2015, respectively. Diluted per share for Class B shares under the two-class method are $0.09 and $0.28 for the three and nine months ended January 31, 2014, respectively.

(2) -	Tax affected using the effective tax rate (without discrete tax items) for the three and nine months period ended January 31, 2015 and 2014.

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AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	January 31,	April 30,
	2015	2014

Cash and Cash Equivalents	$41,023	$55,803
Short-term Investments	16,269	14,796
Accounts Receivable:
Billed	14,826	15,422
Unbilled	2,639	3,234
Total Accounts Receivable, net	17,465	18,656
Prepaids & Other	3,588	2,953
Income Tax Receivable	397	1,139
Current Assets	78,742	93,347

Investments - Non-current	13,704	8,975

PP&E, net	3,793	3,681
Capitalized Software, net	9,767	10,732
Goodwill	18,749	13,819
Other Intangibles, net	2,997	534
Other Non-current Assets	618	132
Total Assets	$128,370	$131,220

Accounts Payable	$578	$1,382
Accrued Compensation and Related costs	2,512	3,532
Dividend Payable	2,825	2,822
Other Current Liabilities	3,030	2,735
Deferred Tax Liability - Current	586	418
Deferred Revenues - Current	25,784	23,638
Current Liabilities	35,315	34,527

Deferred Revenues - Non-current	385	670
Deferred Tax Liability - Non-current	1,190	1,936
Other Long-term Liabilities	868	1,527
Long-term Liabilities	2,443	4,133

Total Liabilities	37,758	38,660

Shareholders' Equity	90,612	92,560

Total Liabilities & Shareholders' Equity	$128,370	$131,220

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Nine Months Ended,
	January 31,
	2015	2014

Net cash provided by operating activities	$4,714	$14,431

Capitalized computer software development costs	(1,725)	(2,402)
Purchases of property and equipment, net of disposals	(972)	(205)
Proceeds from maturities of investments	-	225
Purchase of business, net of cash acquired	(7,909)	(1,241)

Net cash used in investing activities	(10,606)	(3,623)

Dividends paid	(8,472)	(2,751)
Repurchase of common stock	(1,100)	-
Payment for accrued acquisition consideration	(200)	-
Excess tax benefits from stock based compensation	87	349
Proceeds from exercise of stock options	797	3,352

Net cash (used in) provided by financing activities	(8,888)	950

Net change in cash and cash equivalents	(14,780)	11,758
Cash and cash equivalents at beginning of period	55,803	41,164

Cash and cash equivalents at end of period	$41,023	$52,922

CONTACT:
Financial Information Press Contact:
American Software, Inc.
Vincent C. Klinges, 404-264-5477
Chief Financial Officer